SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 21, 2004

                                  Bluefly, Inc.
                                  ------------
             (Exact name of registrant as specified in its charter)

Delaware                             001-14498            13-3612110
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

42 West 39/th/ Street, New York, New York                    10018
-----------------------------------------                  ---------
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.

        On April 21, 2004, Bluefly, Inc. (the "Company") amended its credit facility with Rosenthal & Rosenthal, Inc. ("Rosenthal") to (i) extend the term until March 30, 2005; (ii) substitute $1.25 million of cash collateral pledged by the Company for the $2.0 million standby letter of credit previously provided by the Company's majority shareholder as collateral security for the Company's obligations under the facility; (iii) decrease the maximum amount available under the facility from $4.5 million to $4.0 million; (iv) increase the tangible net worth requirement to $7.0 million from $6.0 million; (v) increase the working capital requirement to $6.0 million from $5.0 million; and (vi) increase the minimum cash balance that the Company is required to maintain from $250,000 to $750,000 (exclusive of the $1.25 million in cash collateral).

        A copy of the Amended and Restated Financing Agreement between the Company and Rosenthal is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the text of such Exhibit is incorporated herein by reference.

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1 Amended and Restated Financing Agreement, dated as of April 21, 2004, by and between the Company and Rosenthal & Rosenthal, Inc.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BLUEFLY, INC.
                                           (Registrant)


Date: April 22, 2004                       By: /s/ Patrick C. Barry
                                               ---------------------------------
                                           Name:  Patrick C. Barry
                                           Title: Chief Operating Officer and
                                                  Chief  Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No.

99.1 Amended and Restated Financing Agreement, dated as of April 21, 2004, by and between the Company and Rosenthal & Rosenthal, Inc.